UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 4, 2009 (November 30, 2009)

EPIC ENERGY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Colorado	0-31357	94-3363969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Lake Robbins Dr., Suite 160
The Woodlands, Texas 77380
(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code (281)-419-3742

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry in a Material Definitive Agreement.

On December 3, 2009, effective as of December 1, 2009, Epic Energy Resources, Inc., (the “Company”) entered into an Amendment Agreement (the “Amendment”) with the holders (the “Holders”) of substantially all its outstanding 10% Secured Debentures (the “Debentures”), to defer the Company’s December 1, 2009 Debenture payment to the Holders until November 30, 2010 (the “Deferral Period”).  During the Deferral Period, the current annual 10% interest rate payable to the Holders will be increased to 12%.  No other changes were made to the Debentures’ terms and conditions.

The foregoing description does not purport to be a complete description of all the terms of the Amendment.  A copy of the Amendment is enclosed herewith as Exhibit 10.1 and is incorporated by reference into this Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On November 30, 2009, the Board of Directors of the Company appointed John S. Ippolito, the current President and Interim Chief Executive Officer of the Company, to serve as the Chief Executive Officer of the Company.

(e) On November 30, 2009, the Board of Directors of the Company increased the annual salaries of the Chief Executive Officer (John Ippolito) and the Chief Financial Officer (Mike Kinney) to $275,000 and $235,000, respectively.  Based on the Company’s current 30% salary deferral plan for certain management personnel, Mr. Ippolito will be paid at a current annual rate of $192,500 and Mr. Kinney will be paid at a current annual rate of $164,500.  These changes are effective as of September 6, 2009.  The annual deferrals will continue until such time as the Board of Directors elects, based on the financial and other circumstances of the Company, to discontinue the deferrals.  The amounts deferred also will be paid at the discretion of the Board based on the financial and other circumstances of the Company.

Except as described in this Report on Form 8-K, there have been no changes in the terms of the Company’s employment of either Mr. Ippolito or Mr. Kinney.  Information set forth in the Company’s Form 10-K for the fiscal year ended December 31, 2008 is incorporated in this Item 5.02 by reference with respect to Mr. Ippolito’s and Mr. Kinney’s employment terms, personal background (including work experience), ownership of the Company’ s securities, and transactions related to the Company.

Item 7.01.  Regulation FD Disclosure.

On December 4, 2009, the Company issued a press release entitled “Epic Board Appoints John Ippolito as CEO; Company Enters Into A Payment Deferral Agreement With Debenture Holders.”  A copy of the press release is furnished herewith as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information disclosed in this Item 7.01 or in Exhibit 99.1 attached hereto of this Current Report on Form 8-K shall not be deemed “filed ” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.  This Current Report on Form 8-K does not constitute a determination of whether any information included herein is material.

Item 9.01.   Financial Statements and Exhibits.

Exhibit 10.1	Amendment Agreement dated as of December 1, 2009.
Exhibit 99.1	Press Release dated December 4, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2009	EPIC ENERGY RESOURCES, INC.

	By:	/s/Michael Kinney
Michael Kinney, Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Amendment Agreement dated as of December 1, 2009.
99.1	Press Release dated December 4, 2009.